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                                                                      Exhibit 12
                              FRD ACQUISITION CO.
               COMPUTATIONS OF RATIO OF EARNINGS TO FIXED CHARGES
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                                                             FRD                     FRD                          FRI
                                                          Successor              Predecessor                  Predecessor
                                                            Seven        Five
                                                           Months       Months
                                                            Ended        Ended                  Fiscal Year Ended
                                                          Dec. 26,      May 23,                   December (a),
                                                            1996         1996
                                                                                    1995       1994       1993         1992
($ in thousands)
Earnings (loss) before
  income taxes.........................................    $(5,729)     $ 3,261    $11,394    $20,139    $25,928      $18,634
Add:
  Interest expense (b)(c)..............................     17,680        4,658     16,515      6,934      4,594        4,852
Earnings available for fixed charges...................    $11,951      $ 7,919    $27,909    $27,073    $30,522      $23,486
Fixed charges:
  Interest expense (b)(c)..............................    $17,680      $ 4,658    $16,515    $ 6,934    $ 4,594      $ 4,852
Ratio of earnings to fixed charges.....................       0.68x        1.70x      1.69x      3.90x      6.64x        4.84x
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(a) The Company's five most recently completed fiscal years ended on December
    26, 1996, December 31, 1995, December 25, 1994, December 26, 1993 and
    December 28, 1992.
(b) Capitalized interest is not considered material to the Company's overall financial position.
(c) Interest expense includes the interest portion of rentals.